UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 10, 2022

BOA ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-40102	85-4252723
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2600 Virginia Ave NW,

Suite T23 Management Office

Washington, D.C. 20037

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (888) 211-3261

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A Common Stock and one-third of one Redeemable Warrant	BOAS.U	The New York Stock Exchange
Class A Common Stock, par value $0.0001 per share	BOAS	The New York Stock Exchange
Redeemable Warrants, each whole warrant exercisable for one share of Class A common stock at a price of $11.50 per share	BOAS WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

The management of BOA Acquisition Corp. (the “Company”) has re-evaluated the Company’s application of ASC 480-10-S99-3A to its accounting classification of its Class A common stock subject to possible redemption, par value $0.0001 per share (the “Public Shares”), issued as part of the units sold in the Company’s initial public offering (the “IPO”) on February 26, 2021. In accordance with the ASC 480-10-S99-3A, redemption provisions not solely within the control of the Company require shares subject to redemption to be classified outside of permanent equity. The Company had previously classified a portion of its Class A common stock in permanent equity, or total stockholders’ equity, due to the Company’s requirement to only redeem Public Shares in amounts allowing the Company to maintain at least $5,000,001 of tangible net assets, as set forth in the Company’s Amended and Restated Certificate of Incorporation. Pursuant to this re-evaluation, the Company’s management determined that all Public Shares subject to redemption include provisions that require classification of the Public Shares as temporary equity.

Therefore, on January 10, 2022, the Company’s management and the audit committee of the Company’s board of directors (the “Audit Committee”) concluded that the Company’s previously issued (i) audited balance sheet as of February 26, 2021 (the “Audited Balance Sheet”) included in Form 8-K dated March 4, 2021, as previously restated in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2021, filed with the SEC on May 21, 2021 (the “Q1 Form 10-Q”), (ii) unaudited interim financial statements included in the Q1 Form 10-Q and (iii) unaudited interim financial statements included in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2021, filed with the SEC on August 4, 2021 (the “Q2 Form 10-Q”, and collectively, the “Affected Prior Periods”), should be restated to classify all Class A common stock as temporary equity and should no longer be relied upon. In connection with the change in presentation for the Class A common stock, the Company will also restate its earnings per share calculation to allocate income and losses shared pro rata between the two classes of shares.

Similarly, other communications with respect to the Company’s financial statements and related financial information covering the Affected Prior Periods should no longer be relied upon. In addition, the audit report of the Company’s independent registered public accounting firm, Marcum LLP (“Marcum”), included in the Company’s Form 8-K dated March 4, 2021, should no longer be relied upon.

The notes to the unaudited interim financial statements included in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2021, filed with the SEC on November 5, 2021 (the “Q3 Form 10-Q”), incorporated these changes as of September 30, 2021; however, the Q3 Form 10-Q described these changes for the Affected Prior Periods as a revision rather than a restatement. As such, the Company will recharacterize the revisions to the financial statements for the Affected Prior Periods as a material restatement in an amendment to the Q3 Form 10-Q (the “Amended Q3 Form 10-Q”).

The above changes did not have any impact on the Company’s cash position and cash held in the trust account established in connection with the IPO.

After re-evaluation, the Company’s management has concluded that in light of the classification error described above, a material weakness existed in the Company’s internal control over financial reporting in analyzing complex financial instruments during the Affected Prior Periods and that the Company’s disclosure controls and procedures were not effective. This material weakness is additive to the material weakness previously identified and disclosed regarding the Company’s accounting for Warrants, which was disclosed in the Company’s Q1 Form 10-Q, Q2 Form 10-Q and Q3 Form 10-Q. The Company’s remediation plan with respect to such material weaknesses will be described in more detail in the Amended Q3 Form 10-Q.

The Audit Committee has discussed the matters disclosed in this Current Report on Form 8-K pursuant to this Item 4.02 with Marcum LLP, the Company’s independent registered public accounting firm. Marcum was provided with a copy of the disclosures made herein and was given the opportunity, no later than the day of the filing of this Current Report on Form 8-K, to review these disclosures.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOA ACQUISITION CORP.

Dated: January 13, 2022	By:	/s/ Benjamin A. Friedman
Name: Benjamin A. Friedman
Title: Chief Financial Officer